Exhibit 10.55
CITIZENS REPUBLIC BANCORP
DEFERRED COMPENSATION PLAN FOR DIRECTORS
Amended and Restated
Effective January 1, 2008
Prepared by:
Rosenberger Law Group PLLC4111
Andover Road, Suite 100 West
Bloomfield Hills, Michigan 48302

(i)

(ii)

ARTICLE 1
PREAMBLES
     Section 1.01 Establishment of Plan . Effective October 21, 1988, Citizens Banking Corporation adopted the Citizens Banking Corporation Amended and Restated Director’s Deferred Compensation Plan covering eligible directors of the corporation and its subsidiaries. That plan was amended and restated effective as of July 1, 1994, which in turn was amended as of July 1, 1998, January 1, 2001, and January 1, 2003. Citizens Republic Bancorp (“Corporation”) now amends and restates that plan effective January 1, 2008, except as otherwise provided herein, and renames the plan the Citizens Republic Bancorp Deferred Compensation Plan for Directors (“Plan”).
     Section 1.02 Grandfathered Accounts . This amendment and restatement applies only to amounts deferred under the Plan on and after January 1, 2005, and to amounts, if any, deferred under the terms of the prior document before January 1, 2005 that were not vested as of December 31, 2004. Amounts that were deferred under the prior document before January 1, 2005 that were vested as of December 31, 2004 (“Grandfathered Accounts”) shall be subject to the provisions of the plan as in effect on October 3, 2004, as the same may be amended by the Corporation without material modification, it being expressly intended that such Grandfathered Accounts are to remain exempt from the requirements of Code Section 409A.
     Section 1.03 Applicable Law . The Plan is intended to be a nonqualified deferred compensation plan satisfying the requirements for deferral of income by eligible directors under the principles of Rev. Rul. 61-60 and subsequent interpretations of the Internal Revenue Service and applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”), and in particular Code Section 409A except to the extent provided by Section 1.02 above. In addition, it is intended that the Plan be exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the extent provided by that law for an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management. Where not so governed by the principles of the Code or the limited provisions of ERISA applicable to such a plan, the Plan shall be administered and construed in accordance with Michigan law.
     Section 1.04 Defined Terms . Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, such terms are collected and defined in Article 8. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that article.

ARTICLE 2
ELIGIBILITY, PARTICIPATION AND ENROLLMENT
     Section 2.01 Eligibility. Any Director of the Corporation is eligible to elect to participate in the Plan. Participation in the Plan is voluntary.
     Section 2.02 Participation.
     (a) Meaning of Participation. A Participant who is eligible for the Plan as described in Section 2.01, has commenced participation as provided in Section 2.02(b), has enrolled in the Plan pursuant to Section 2.03, and has not ceased participation under Section 2.02(c), will have maintained on the books and records of the Plan an Account in his/her name to which credits may be made in accordance with Article 3. However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant will receive a benefit only if credits are actually made to his/her Account over his/her period of participation pursuant to Article 3.
     (b) Commencement of Participation. An individual shall commence participation in the Plan on the first day that he/she satisfies the applicable eligibility requirements of Section 2.01.
     (c) Termination of Participation. Participation in the Plan shall not terminate for a Participant until the balance of his/her Account has been fully distributed, but the right to make before-tax contributions as provided by Section 3.02 shall end as of December 31 of the year in which the Participant ceases to meet the eligibility requirements of Section 2.01.
     (d) Resumption of Participation. An individual whose participation has terminated pursuant to paragraph (c) above, or who otherwise has been ineligible to make deferrals because of a failure to meet the eligibility requirements of Section 2.01, shall resume participation not earlier than January 1 of the year following which he/she again meets the eligibility requirements of Section 2.01, unless the individual had not made any deferrals under the Plan for the last 24 months, in which case the individual shall be treated as a new Participant entitled to make a first year election in accordance with the provisions of the Plan.
     Section 2.03 Enrollment.
     (a) Meaning of Enrollment. Enrollment is the process of submitting to the Plan Administrator an election to make contributions to the Plan, as further described in Article 3, designating a Beneficiary to receive any death benefit provided by the Plan under Section 4.04, specifying an initial set of investments by which earnings, gains and losses with respect to contributions made to his/her Account will be measured, and electing the date and form of distribution for distribution of the balance that accumulates in his/her Account.
     (b) Enrollment Date. A Participant will be enrolled in the Plan on the first regularly established date for payment of Directors’ fees following the later of the date he/she commences participation in the Plan as provided by Section 2.02(b) above, or the date the Plan Administrator receives the Participant’s properly completed enrollment form, subject to any minimum implementation period imposed by the Plan Administrator. Provided, however, that a Participant who fails to submit an enrollment form by December 31 of the first calendar year of his/her eligibility shall not be enrolled in the Plan until the January 1 following the date he/she does submit a properly completed enrollment form.
     (c) Changes in Enrolled Status. A Participant may change his/her designated Beneficiary or set of selected investments at any time, as provided by Sections 4.05 and 3.04(d), but he/she may change the elected level of his/her contributions only as provided in Section 3.02 and may change the elected date and form of distribution only as provided in Section 4.03.

ARTICLE 3
CONTRIBUTIONS
     Section 3.01 Sources of Contributions and Accounting.
     (a) Sources and Forms of Contributions. It is contemplated that only Participants may make contributions under the Plan. Participant contributions shall be limited to elective before-tax contributions.
     (b) Crediting of Contributions and Individual Accounts. All contributions under the Plan shall be made in the form of credits to individual Accounts maintained on the books and records of the Plan for each Participant.
     (c) Nature of Accounts. Individual Accounts of Participants shall be maintained under the Plan only for accounting purposes, and the fact that individual Accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Corporation. The rights of any Participant or Beneficiary, or any person claiming through a Participant or Beneficiary under this Plan, shall be solely those of an unsecured general creditor of the Corporation. The Participant or Beneficiary, or any person claiming through either, shall have only the right to receive from the Corporation those payments as specified herein. Further, no asset used or acquired by the Corporation in connection with the liabilities it has assumed under the Plan, except as expressly provided and as permitted by applicable tax and labor laws, shall be deemed to be held under any trust for the benefit of any Participant or Beneficiary. Nor shall any such asset be considered security for the performance of the obligations of the Corporation. Any such asset shall be, and remain, a general, unpledged, and unrestricted asset of the Corporation.
     Section 3.02 Before-Tax Contributions.
     (a) Amount. A Participant whose eligibility to contribute has not ceased under Section 2.02 may (but is not required to) direct the Corporation to make contributions, by means of deduction from his/her Compensation, to his/her Account (which contributions are not includible in the Participant’s gross income for federal income tax purposes) in an amount equal to 100% of the Participant’s Compensation. However, the Plan Administrator shall reduce the elected contribution to the extent the Participant has insufficient non-deferred Compensation to cover his/her liability for other amounts normally deducted from the Participant’s Compensation, but only as allowed by Code Section 409A and Treasury Regulations issued thereunder.
     (b) Elections. Each Participant shall file an election with the Plan Administrator, in a form prescribed by the Plan Administrator, directing that his/her Compensation be deferred and contributed to the Plan on the Participant’s behalf by the Corporation pursuant to paragraph (a) of this section.

     (1) Except as provided in the subsequent parts of this paragraph (b), such election must be made by December 31 of the calendar year preceding the year the services with respect to Compensation relating to the election will be performed, and such election shall be effective beginning as of January 1 of that following year and shall continue in effect until revoked by the Participant by a written notice filed with the Plan Administrator, but any such revocation shall not be effective until the next January 1, and then only if the revocation notice is received by the Plan Administrator by December 31 of the preceding calendar year.
     (2) Notwithstanding part (1) above, a Participant’s first election as a new Participant that is made within 30 days after becoming eligible, as provided by Section 2.02, will be effective with respect to Compensation paid for services to be performed after the Plan Administrator’s receipt of the election; otherwise, the election will not be effective until the next January 1.
     (c) Vesting. A Participant’s Account shall be 100% nonforfeitable at all times subject, however, to the limitations of Section 3.01(c).
     Section 3.03 No Other Contributions. Contributions by Participants other than as provided by Section 3.02 are neither required nor permitted under the Plan, and there shall be no Corporation contributions made under the Plan.
     Section 3.04 Adjustment of Accounts.
     (a) Accounting Dates. The Plan Administrator shall establish periodic Accounting Dates within the Plan Year on which Participant Accounts shall be adjusted as provided in this section.
     (b) Credits for Contributions. As of each such Accounting Date, every Participant’s Account shall be adjusted first by crediting any contributions made since the last Accounting Date pursuant to Section 3.02.
     (c) Charges for Expenses and Distributions. Next, as of each Accounting Date, every Participant’s Account shall be adjusted by charging for any expenses properly allocable to the Account and for any distributions made to the Participant or his/her Beneficiary under Article 5.
     (d) Credits for Earnings. Finally, as of each Accounting Date, every Participant’s Account shall be adjusted by crediting to the then balance of such Account earnings at a rate equal to the rate earned on a portfolio mix selected by the Participant. The portfolio mix shall be selected by each Participant at the time of his/her enrollment in the Plan from among various mutual funds and other investments designated by the Plan Administrator from time to time. A Participant may change the portfolio mix at any time, subject to any applicable securities law restrictions and written approval of the Corporation’s General Counsel in the case of transactions by insiders in shares of Corporation Stock, by submitting an election to the Plan Administrator in such form and by such advance date as the Plan Administrator may specify. The Corporation may, but is not required, to implement a grantor trust for purposes of acquiring, retaining, and disposing, as appropriate, the mutual funds, shares of Corporation Stock and other investments designated from time to time by the Plan Administrator and selected by Participants for their individual portfolio mixes. In the event such a trust is established, all trust assets shall be held at all times within the United States.

ARTICLE 4
DISTRIBUTIONS
     Section 4.01 Date of Distribution. At the time of his/her enrollment in the Plan, a Participant may elect to have his/her Account distributed on or beginning with a specific future date or as soon as administratively feasible following his/her Separation from Service. Absent such an election by a Participant in his/her enrollment form, or notwithstanding an election by a Participant but in the event that the board or committee on which the Director serves is totally dissolved in connection with the sale, merger or other transaction involving the Corporation or for any other reason not within the sole control of the Director, the balance of such Participant’s Account shall be distributed in full, or begin to be distributed in installments, as the case may be, as soon as administratively feasible following his/her attainment of age 65. Notwithstanding a Participant’s election or the rule of default in the previous sentence, the Account of a Participant who dies shall be distributed as soon as administratively feasible following his/her date of death to the Participant’s Beneficiary. For purposes of this section, the Participant’s Account balance shall be determined as of the Accounting Date coinciding with or immediately preceding the scheduled distribution date; also for all purposes under the Plan, distribution “as soon as administratively feasible” means distribution within 60 days following the scheduled distribution date, unless special circumstances for the Corporation warrant additional time, but in no event later than 120 days after the scheduled distribution date.
     Section 4.02 Form of Distribution. At the time of his/her enrollment in the Plan, a Participant may elect to have his/her Account distributed in a single lump sum payment or in substantially equal annual installments, payable as of January 1 of each year, over a period of years specified by the Participant at the time of the election, but not to exceed ten years; during the period of the installment payments, the Participant’s Account shall continue to be adjusted on each Accounting Date as provided by paragraphs (c) and (d) of Section 3.04. Absent such an election by the Participant in his/her enrollment form, the balance of his/her Account shall be distributed in a single lump sum payment. Notwithstanding a Participant’s election of installment payments, any amount in the Participant’s Account shall be fully distributed in a single lump sum payment in the event of the Participant’s death (whether distributions had commenced or not) to his/her designated Beneficiary, or to the Participant in any other case if, at the date of distribution determined under Section 4.01, the Participant’s Account balance is less than $10,000. For purposes of Treasury Regulation Section 1.409A-3, each installment payment shall not be treated as a “separate payment.”
     Section 4.03 Election To Defer Receipt or Change Form of Distribution. Not later than 12 complete calendar months prior to the date scheduled for distribution of his/her Account in a single lump sum payment, or the commencement of installment payments from his/her Account, as the case may be, a Participant may elect to change the scheduled date to any subsequent date, or may change the form of payment from a lump sum to installments or vice versa, provided that in each case the scheduled date of distribution is at least five years later than the originally scheduled date. Any such change shall be filed with the Plan Administrator in such manner as the Plan Administrator prescribes.
     Section 4.04 Special Rule for Specified Employees. Notwithstanding the foregoing, in no event shall any distribution be made from the Account of a Director, who also is a Specified Employee (determined on the date of his/her Separation from Service), prior to the earlier of a date which is six months from his/her date of Separation from Service with the Corporation or the Participant’s date of death.

     Section 4.05 Designation of Beneficiary. A Participant’s designation of Beneficiary shall be made on a form prescribed by, provided by, and filed with the Plan Administrator. Such designation may be changed from time to time by the Participant by filing a new designation with the Plan Administrator. If any Participant fails to designate a Beneficiary, or if all Beneficiaries predecease the Participant, any balance in the Account shall be paid to the Participant’s surviving spouse, or if his/her spouse does not survive, then to his/her estate. If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary from the Participant’s Account, the balance shall be paid to the Beneficiary’s estate, unless specified otherwise by the Participant in his/her Beneficiary designation.
     Section 4.06 Return to Service. The scheduled date and form of distribution of the Account of a Director who has incurred a Separation from Service shall not be affected by the Director’s subsequent return to service in any capacity with the Corporation (as provided in Section 2.03(c)), but such a Director who otherwise qualifies for participation in the Plan may enroll again in accordance with the procedures of Article 2 and elect to make contributions pursuant to Article 3 but not with respect to any distributions from his/her Account.

ARTICLE 5
PROVISIONS RELATING TO ADMINISTRATION
     Section 5.01 Plan Administration. The Corporation shall be the Plan Administrator and shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:
     (a) Construction: To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;
     (b) Forms: To require Participants (1) to complete and file with it such forms as the Plan Administrator finds necessary for the administration of the Plan and (2) to furnish all pertinent information requested by the Plan Administrator, and to rely upon all such forms and information furnished, including each Participant’s mailing address;
     (c) Procedures: To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;
     (d) Rules: To promulgate uniform rules and regulations whenever in the opinion of the Plan Administrator such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;
     (e) Information: To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;
     (f) Committee: To name two or more persons to constitute an administrative committee, to remove and replace any such persons, to prescribe rules and procedures of operation for the committee, and to delegate any of the powers and duties of the Plan Administrator to the committee;
     (g) Annual Reports: To prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are reasonable and appropriate; and
     (h) Records Review: To receive and review the periodic accountings of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments and reports of disbursements for expenses.
     Section 5.02 Claims Procedure.
     (a) Initial Claims. The Plan Administrator shall make all determinations as to the right of any person to receive a distribution and as to other matters affecting benefits. Each Director, Participant, Beneficiary, or other person (collectively referred to as “claimant”) shall have the right to submit a claim with respect to any benefit sought under the Plan, or with respect to the claimant’s eligibility, vesting, or other factor affecting benefits, either personally or through a representative duly authorized in writing. All claims shall be submitted in writing to the Plan Administrator and shall be accompanied by such information and documentation as the Plan Administrator determines is required to make a ruling on the claim. Upon receipt of a claim, the Plan Administrator shall consider the claim and shall render a decision, which shall be in writing and shall be delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. Any notice of a claim denial by the Plan Administrator shall set forth (1) the specific reasons for the denial, (2) specific reference to pertinent provisions of the Plan upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect his/her claim, with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedures under the Plan, all written to the best of the Plan Administrator’s ability in a manner that may be understood without legal or actuarial counsel. A failure of the Plan Administrator to render a written decision within the time specified above shall be deemed to be a denial of the claim.
     (b) Limitation on Claims Procedure. Any claim under this claims procedure must be submitted within twelve months from the earlier of (1) the date on which the claimant learned of facts sufficient to enable him to formulate such claim, or (2) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.
     (c) Review of Denied Claims. A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, a review of such denial. The request for review must be in writing and must be delivered to the Plan Administrator within the specified 90-day period. The request should set forth the reasons why the claimant believes the denial of his/her claim is incorrect. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his/her claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his/her request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his/her claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his/her choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Plan Administrator’s decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant’s request, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator’s decision shall be so mailed not later than 120 days after receipt of such request. If no decision or review is rendered within this 120-day period, the claimant’s appeal shall be deemed denied and the Plan Administrator’s original denial of the claim affirmed.
     (d) Finality of Decisions. The decision of the Plan Administrator upon review of any claim under paragraph (c) above shall be binding upon the claimant, his/her heirs and assigns, and all other persons claiming by, through or under him/her.
     (e) Time Limits Affecting Jurisdiction. The timely filing of a request for review in the manner specified by paragraph (c) above shall be a condition precedent to obtaining review before the Plan Administrator, and the Plan Administrator shall have no jurisdiction to entertain a request for review unless so filed. A failure to file a claim and a request for review in the manner and within the time limits set forth above shall be deemed a failure by the aggrieved party to exhaust his/her administrative remedies and shall constitute a waiver of the rights sought to be established under the Plan.

     (f) Limitation on Court Action. Any suit brought to contest or set aside a decision of the Plan Administrator shall be filed in a court of competent jurisdiction within one year from the date of receipt of written notice of the Plan Administrator’s final decision or from the date the appeal is deemed denied, if later. Service of legal process shall be made upon the Plan by service upon the Plan Administrator at the following address: Citizens Republic Bancorp, One Citizens Banking Center, Flint, Michigan 48502-9985. The Plan Administrator may engage legal counsel to defend the Plan against lawsuits. Attorney fees and other costs attendant to suit shall be borne by the Corporation but shall be charged to Participant Accounts upon the written direction of the Corporation. If the Corporation or Plan Administrator determines that it is in the best interests of the Plan to initiate legal action, then it may employ counsel to do so, and all expenses of suit shall be borne by the Plan as provided above. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, whether or not statutory, until the claimant first shall have exhausted the claims and review procedures available to him/her hereunder.
     Section 5.03 Special Ruling. In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Plan Administrator may make special rulings. Such special rulings shall be in writing on a form to be developed by the Plan Administrator. In making its rulings, the Plan Administrator may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Plan Administrator shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling. Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations. The Plan Administrator at all times shall have the final decision as to whether resort shall be made to this special ruling feature.
     Section 5.04 Employment of Advisers. The Corporation shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as it shall deem necessary in connection with the performance of its duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall, upon approval of the Corporation’s Compensation and Human Resources Committee of the Board of Directors, be paid by the Corporation, or charged to Participants’ Accounts, as the Corporation’s Compensation and Human Resources Committee of the Board of Directors shall deem appropriate.
     Section 5.05 Delegation to Officers or Employees. The Corporation shall have the power to delegate its duties under the Plan to officers or employees of any Corporation and to other persons, all of whom, if officers or employees of the Corporation, shall serve without compensation other than their regular remuneration from their Corporation.

ARTICLE 6
AMENDMENT AND TERMINATION OF PLAN
     Section 6.01 Amendment of the Plan.
     (a) Corporation’s Right To Amend. The Corporation reserves the right to make any amendments to the Plan, with or without retroactive effect. Amendment of the Plan shall be made by resolution of the Corporation’s Compensation and Human Resources Committee of the Board of Directors, or by any person or persons authorized by resolution of the Compensation and Human Resources Committee of the Board of Directors to make amendments.
     (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of a Participant, or Beneficiary of a Participant, who retires, dies or otherwise terminates employment with the Corporation prior to the effective date of any amendment, shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, death or other termination of employment.
     Section 6.02 Termination of the Plan.
     (a) Termination. Any subsidiary of the Corporation reserves and shall have the right at any time to cease participation in the Plan, but only the Corporation shall have the authority to terminate the Plan. In the event of the dissolution, merger, consolidation, or reorganization of the Corporation, the Plan shall terminate unless the it is continued by a successor to the Corporation in accordance with Section 6.02(b).
     (b) Termination and Transfer to New Plan. If a new plan has been established providing comparable benefits to this Plan, and the Corporation intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon written direction from the Corporation, the Accounts attributable to Participants performing services for the Corporation or other sponsor of the new plan shall be transferred to such newly created plan. Thereafter, this Plan shall cease to have any effect with respect to Participants performing services for the Corporation or new plan sponsor and the rights of all parties shall be determined under the new plan.
     (c) Rights upon Termination. If the Plan should be terminated, or if the Corporation should liquidate and dissolve, or if a receiver of the Corporation is appointed, or if the Plan should be terminated for any other reason, the Accounts of all affected Participants as then appearing upon the records of the Plan (other than Accounts of former Directors) shall be revalued and adjusted as previously provided in the Plan, and said Accounts (after payment of expenses properly chargeable to the Plan and allocated among the Accounts) shall be distributed to affected Participants and Beneficiaries or transferred as provided in paragraph (b) above either (1) as soon as administratively feasible if no penalty will be incurred under Code Section 409A, or (2) as otherwise provided by the Plan if necessary to avoid incurring a penalty under Code Section 409A.

ARTICLE 7
MISCELLANEOUS PROVISIONS
     Section 7.01 Payments for the Benefit of Payee. In the event that the Corporation shall find that any person to whom a benefit is payable under the terms of the Plan is unable to care for his/her affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Corporation may cause the payments becoming due to such person to be paid to another individual for such person’s benefit, without responsibility on the part of the Corporation to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Corporation from all liability under the Plan.
     Section 7.02 Non-Alienation of Benefits. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. Provided, however, if the Plan Administrator receives a domestic relations order as defined in Code Section 414(p)(1)(B) directing that all or a portion of a Participant’s Account balance be paid to an alternate payee, any amount payable to the alternate payee shall be distributed within 60 days in a single lump sum payment to the alternate payee.
     Section 7.03 Nature of Plan. The Plan is not intended to create, nor is it to be construed to constitute, a contract of employment or retention agreement between the Corporation and any of its Directors. Every Director is subject to removal and/or reelection and any limitations on term of service, in accordance with the Corporation’s bylaws, and any Director may resign at any time in accordance with those bylaws.
     Section 7.04 Litigation. In the event that any Director, Participant, Beneficiary, or spouse shall bring a legal or equitable action against the Plan or against the Corporation in connection with the Plan, the result of which shall be adverse to such Director, Participant, Beneficiary, or spouse, or in the event that the Plan or the Corporation shall find it necessary to bring any legal or equitable action against any Director, Participant, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Corporation of bringing or defending such suit, as the case may be, shall be charged, unless the Corporation determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Director, Participant, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount credited to such Account shall be paid by the Corporation.
     Section 7.05 Addresses and Mailing of Notices and Checks. Each recipient of benefits from the Plan shall be responsible for furnishing the Corporation with his/her address. Any notices required or permitted to be given under the Plan shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient.

     Section 7.06 Action by Corporation. Unless otherwise provided in the Plan, whenever the Corporation under the terms of the Plan is permitted or required to do or perform any act, such act shall be done (a) by the authority of the Corporation’s board of directors or other governing body, such as the Compensation and Human Resources Committee of such board, and evidenced by proper resolution in consent form or duly certified by the secretary of the Corporation, the board or committee, or (b) by such employee of the Corporation who may, by proper resolution, be duly authorized by the board of directors or other governing body.
     Section 7.07 Savings Clause. The determination that any provision of the Plan is invalid or unenforceable shall not affect or impair the ability to enforce or the validity of any other provision of the Plan.

ARTICLE 8
DEFINITIONS
     Section 8.01 “Account” means the interest of a Participant under the Plan as determined as of each Accounting Date and as reflected in the records maintained for the Plan.
     Section 8.02 “Accounting Date” means a date on which Accounts are adjusted pursuant to Section 3.04.
     Section 8.03 “Beneficiary” means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in the Plan.
     Section 8.04 “Code” means the Internal Revenue Code of 1986, as amended.
     Section 8.05 “Compensation” means fees paid by the Corporation or any of its subsidiaries to a Director for, including any before-tax contributions made to this Plan or any other plan by the Corporation from such Compensation amount at the election of the Participant through deferral, but excludes any other contributions made by the Corporation on behalf of the Participant under this Plan or any other plan or fringe benefit program of the Corporation.
     Section 8.06 “Corporation” means Citizens Republic Bancorp and any successor.
     Section 8.07 “Director” means a person who, on proper election or appointment, serves as a member of (i) the board of directors of the Corporation, (ii) the board of directors of any subsidiary of the Corporation, or (iii) any special advisory committee (such as a community board of directors) constituted to render advice to either of the foregoing..
     Section 8.08 “Effective Date” means October 21, 1988 with regard to the original plan described in Section 1.01 and January 1, 2008 with respect to this amendment and restatement.
     Section 8.09 “ERISA” means the Employee Retirement Income Security Act of l974, as amended.
     Section 8.10 “Participant” means a Director who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that article, and whose participation has not terminated under the other applicable provisions of the Plan.
     Section 8.11 “Plan” means the Citizens Republic Bancorp Deferred Compensation Plan for Directors as described in this instrument and any subsequent amendments.
     Section 8.12 “Plan Administrator” means the person(s) or organization(s) specifically designated by Article 5 as the administrator of the Plan.
     Section 8.13 “Plan Year” means the calendar year.
     Section 8.14 “Separation from Service” occurs when the term of a Director, who is not also a common-law employee of the Corporation, ends, whether because of the expiration of time or the

Director’s resignation or removal, and the Director has no reasonable expectation of renewal of his/her term as a director or of becoming an employee of the Corporation. For a Director who also is a common-law employee of the Corporation, Separation from Service occurs on the later of (i) the date determined in accordance with the previous sentence, or (ii) upon the Director’s termination of employment as an employee due to retirement, disability, death or other cause, except that the employment relationship is treated as continuing intact while the individual is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Corporation under an applicable statute or by contract. For purposes of this section, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the employee will return to perform services for the Corporation. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his/her position of employment, or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.
     Section 8.15 “Specified Employee” means a Participant who, as of the date of his/her Separation from Service, is a “key employee” of the Corporation. For this purpose, a key employee is a key employee as defined in Code Section 416(i)(1)(A)(i), (ii) or (iii), applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5), at any time during the calendar ending prior to his/her Separation from Service.
     IN WITNESS WHEREOF, Citizens Republic Bancorp has caused the Plan to be executed on April 13, 2008.

CITIZENS REPUBLIC BANCORP
Witness	/s/ Laura Hobson	By:	/s/ Susan P. Brockett
Susan P. Brockett
Its: Executive Vice President and
Human Resources Director